EXHIBIT 3.2

Bank of America, National Association

BY-LAWS

OF

BANK OF AMERICA, NATIONAL ASSOCIATION

As amended by the Board of Directors on August 22, 2013
Effective August 22, 2013

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ARTICLE VI Bylaws		7
Section 6.1.	Inspection	7
Section 6.2.	Amendments	7

ARTICLE VII Capital Stock		7
Section 7.1.	Shares	7
Section 7.2.	Transfers	7

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AMENDED AND RESTATED BYLAWS
OF
BANK OF AMERICA, NATIONAL ASSOCIATION
As of August 22, 2013

ARTICLE I

 SHAREHOLDERS

Section 1.1.  Shareholders’ Meetings.  The regular annual meeting of the shareholders of Bank of America, National Association (the “Association”) for the election of directors and the transaction of whatever other business may properly come before the meeting shall be held at the main office of the Association or any other convenient place the Board of Directors may designate, on such date as may be designated by the Board of Directors, unless all actions required to be taken at such annual meeting are handled by consent pursuant to Section 1.2 below. Special meetings of the shareholders may be called by the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary, and may be held at such time and place as set out in a notice of meeting.

Section 1.2.   Consent in Lieu of Meeting of Shareholders.   Except as otherwise required by applicable laws and regulations, any action that may be taken at the annual meeting or any special meeting of the shareholders may also be taken without a meeting if a written consent to the action is signed by all of the persons who would be entitled to vote thereon and is filed with the Secretary of the Association as part of the corporate records.

ARTICLE II

DIRECTORS

Section 2.1.  General Powers.  The Board of Directors shall oversee the business and affairs of the Association.

Section 2.2.  Number.  The Board of Directors shall consist of not less than five or more than eighteen directors, the exact number within such minimum and maximum limits to be determined from time to time by resolution of a majority of the Directors then in office or by resolution of the shareholders.

Section 2.3.  Qualifications.  Each director of the Association, unless otherwise permitted under the laws of the United States, must be a citizen of the United States during the director's entire term of service. Each director must own, in the director's own right and throughout the term of office, capital stock in the Association or in a company that has control of the Association, in such amounts as required by applicable statute or regulation.

Section 2.4.  Nominations.  Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors.

Section 2.5.  Oath and Tenure.  Each director of the Association must take the oath of such office in the form prescribed by the Comptroller of the Currency when initially appointed or elected as a director.  No person elected or appointed a director of the Association shall exercise the functions of such office until that person has taken such oath.  Each director of the Association shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Section 2.6.  Regular Meetings.  As soon after each annual election by the shareholders as practicable, the directors shall meet for the purposes of taking their oath of office, organizing the new Board of Directors and transacting such other business as may come before the meeting.  The Board of Directors may hold regular meetings at such time and place as the Board may from time to time determine.  Regular meetings may be held without notice.

Section 2.7.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or the President or by the Secretary acting upon instructions from the Chairman of the Board, the Chief Executive Officer or the President, or upon the call of any three (3) or more directors.  Unless waived, each member of the Board of Directors shall be given notice in person; by telephone, facsimile, or other electronic transmission; or by overnight delivery; stating the time and place of each special meeting.

Section 2.8.  Quorum.  A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business.  If at the time fixed for the meeting, including the meeting to organize the new Board of Directors following the annual meeting of shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.  Except as otherwise provided in these Bylaws or by applicable law, a majority of those directors present and voting at any meeting of the Board of Directors at which a quorum is present shall decide each matter considered.

Section 2.9.  Vacancies.  Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by action of the shareholders or by the affirmative vote of a majority of the remaining directors.

Section 2.10.  Consent in Lieu of Meeting of Directors.  Except as otherwise required by applicable laws and regulations or these Bylaws, any action that may be taken at a meeting of the Board of Directors may also be taken without a meeting if the action is taken by all members of the Board of Directors.  The actions must be evidenced by one or more consents in writing or by electronic transmission describing the action taken, which consent or consents shall be included in the minutes or filed with the records of the Board.

ARTICLE III

COMMITTEES OF THE BOARD

Section 3.1.  Committees.  The Board of Directors may from time to time create or eliminate one or more committees, including but not limited to Audit, Compensation and Benefits, Corporate Governance, Credit, and Enterprise Risk committees, and appoint members of the Board of Directors to serve on them. Each committee must have one or more members, and the members shall serve at the pleasure of the Board of Directors, and the Board of Directors shall periodically approve a charter describing the duties of each committee. In accordance with Section 5.7, the provisions of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended (the “DGCL”), and these Bylaws that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, subject to the DGCL and applicable law. Nothing contained in this Section shall preclude the Board of Directors from establishing and appointing any committee, whether of directors or otherwise, not having or exercising the authority of the Board of Directors.

Section 3.2.  Notice.  Unless a committee shall provide otherwise, it shall not be necessary to give notice of any of its regular meetings.  Special meetings may be held on call of the Chairman of the Board, the President, or the chairman of the committee in such manner as provided in these Bylaws for calling special meetings of the Board of Directors.

Section 3.3.  Consent in Lieu of Meeting of Committees.  Except as otherwise required by applicable laws and regulations, any action that may be taken at a meeting of a committee of the Board of Directors may be also be taken without a meeting in accordance with the procedures applicable to actions taken by the full Board of Directors.

ARTICLE IV

OFFICERS AND EMPLOYEES

Section 4.1.  Number. The officers of the Association may include a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Chairmen, one or more Division Presidents, one or more Managing Directors, one or more Principals, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board of Directors may elect, or provide for the appointment of, in order to conduct the business and affairs of the Association.

Section 4.2.  Election of Officers.  Officers of the Association may be elected or appointed by the Board of Directors at the annual meeting of the shareholders or at such other times as may be appropriate by or under authority of the Board of Directors.  Once elected, each officer shall hold office until his or her death, resignation, retirement, removal or disqualification or until such officer’s successor is elected and qualified.  All officers shall serve at the pleasure of the Board of Directors, and the Board of Directors may remove any officer at any time with or without cause.

Section 4.3.  Chairman of the Board.  The Board of Directors shall designate one of its members to be Chairman of the Board.  Such person shall supervise the carrying out of the policies adopted or approved by the Board of Directors and shall have general executive powers, as well as the specific powers conferred by these Bylaws, and shall perform such other duties as may be conferred or assigned by the Board of Directors.  The Chairman of the Board shall preside at meetings of the Board of Directors.

Section 4.4.  Chief Executive Officer.  The Chief Executive Officer, who shall be a member of the Board of Directors, shall be the primary executive officer of the Association and shall have general executive powers and may exercise those powers and carry out the duties of the office of the Chief Executive Officer to the full extent permitted by law.  In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at meetings of the Board of Directors.

Section 4.5.  President.  The President, who shall be a member of the Board of Directors, shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice to the office of President, or imposed by these Bylaws.  The President shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board of Directors.  In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at meetings of the Board of Directors.

Section 4.6.  Vice Chairmen and Division Presidents.  The Board of Directors may appoint one or more Vice Chairmen and one or more Presidents of divisions of the Association.  Each Vice Chairman and each Division President shall have such duties and authorities as may be prescribed by the Board of Directors or by the officer to whom such Vice Chairman or Division President reports.

Section 4.7.  Managing Directors, Principals, Vice Presidents and Officers.  The Board of Directors may appoint one or more Managing Directors, one or more Principals, and one or more Vice Presidents.  Categories of Vice Presidents may include, but are not limited to, Group Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, and Assistant Vice Presidents.  Categories of Managing Directors may include, but are not limited to the officer title of Director.  The Board of Directors may also create categories of Principals and Officers. Each Managing Director, each Principal,  each Vice President and each Officer shall have such duties and authorities as may be prescribed by the Board of Directors or by the officer to whom such Managing Director, Principal, Vice President or Officer reports.

Section 4.8.  Secretary.  The Secretary of the Association shall be Secretary of the Board of Directors and shall be responsible for the minute books of the Association.  The Secretary shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of reports of the Board of Directors and committees of the Association; may exercise any and all other powers and duties pertaining by law, regulation or practice to the office of Secretary or imposed by these Bylaws; and shall also perform such other duties as may conferred or assigned from time to time by the Board of Directors.  The duties of the Secretary may be performed by any Assistant Secretary.

Section 4.9.  Treasurer.  The Treasurer shall have charge and custody of all funds and securities of the Association, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer, the Board of Directors or a committee created by the Board of Directors.

Section 4.10.   Assistant Secretaries and Deputy Treasurers. Assistant Secretaries and Deputy Treasurers, if any, shall, in the event of the death of or the inability or refusal to act by the Secretary or the Treasurer, respectively, have all the powers and perform all of the duties of those offices, and they shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors.

Section 4.11.  Other Officers.  Each other officer of the Association shall have such powers and duties as may be conferred or assigned from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, or officers authorized by any one of them.  Officers may hold more than one officer position at any given time as permitted by law.

Section 4.12.  Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors or under delegated authority of the Board, and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Association.

Section 4.13.  Employees Other Than Officers.  The Board of Directors may delegate others to appoint agents and employees other than officers, define their duties, fix their compensation and dismiss them.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1.  Fiscal Year.  The fiscal year of the Association shall be the calendar year.

Section 5.2.  Execution of Instruments.  All indentures, mortgages, deeds, conveyances, contracts, notes, loan documents, letters of credit, master agreements, swap agreements, guarantees, discharges, releases, satisfactions, settlements, affidavits, bonds, undertakings, powers of attorney, and other instruments or contracts may be signed, executed, acknowledged, verified, attested, delivered or accepted on behalf of the Association by the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman of the Board, any Division President, any Managing Director, any Director (as described in Section 4.7 of these Bylaws), any Principal, any Executive Vice President, any Senior Vice President, any Vice President, any Assistant Vice President, any Officer, or any individual who is listed on the Association’s personnel records in a position equal to any of the aforementioned officer positions, or such other officers, employees or agents as the Board of Directors, the Chief Executive Officer or any officer reporting directly to the Chief Executive Officer may direct in a written delegation kept in the minute book of the Association.  The provisions of this Section 5.2 are supplementary to any other provision of these Bylaws and shall not be construed to authorize execution of instruments otherwise dictated by law.

Section 5.3.  Shares of Other Corporations.  The Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman, any Division President, the Secretary or such other officers, employees or agents as the Board of Directors or such designated officers may direct, are authorized to vote, represent and exercise on behalf of the Association all rights incident to any and all shares of stock or other ownership interests in any other corporations, associations, limited liability companies, partnerships, or other entities standing in the name of the Association.  The authority herein granted to vote or represent on behalf of the Association any and all ownership interests held by the Association may be exercised either by the individuals in person or by any duly executed proxy or power of attorney.

Section 5.4.  Electronic Meetings.  Subject to the provisions required or permitted by these Bylaws or the Articles of Association of the Association for notice of meetings, members of the Board of Directors, or members of any committee designated by such Board, may participate in and hold a meeting of such Board of Directors, or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear or otherwise communicate with each other.  The Board of Directors, in its sole discretion, may determine that the meetings of shareholders shall be held by remote communication in accordance with the provisions of the DGCL. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 5.5.  Waiver of Notice.  Unless otherwise provided by the laws of the United States, any meeting of the shareholders, Board of Directors, or any committee designated by the Board of Directors may be held at any time and without notice if the shareholders, directors, or committee members shall waive notice of the time and place of any such meeting.  Attendance at a meeting shall constitute a waiver of notice, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 5.6.  Seal and Attestation.  Any officer of the Association is empowered to affix the corporate seal on all documents, and may attest the signature of any person executing an instrument on behalf of the Association.  In the execution on behalf of the Association of any instrument, document, writing, notice or paper, it shall not be necessary to affix the corporate seal of the Association thereon, and any such instrument, document, writing, notice or paper when executed without the seal shall be of the same force and effect and as binding on the Association as if the corporate seal had been affixed thereon in each instance.

Section 5.7.  Governing Law.  To the extent not inconsistent with applicable Federal banking statutes and regulations, or bank safety and soundness, the Association shall follow the DGCL for its corporate governance procedures.

 ARTICLE VI

BYLAWS

Section 6.1.  Inspection.  A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the main office of the Association and shall be open for inspection during bank hours to its sole shareholder.

Section 6.2.  Amendments.  These Bylaws may be amended upon vote of a majority of the Directors then in office at any meeting of the Board or by vote of a majority of the Association’s shareholders.  No amendment may be made unless the Bylaws, as amended, are consistent with the requirement of the laws of the United States and of the Articles of Association of the Association.

ARTICLE VII

CAPITAL STOCK

Section 7.1.  Shares.  Shares of stock of the Association may but need not be represented by certificates.  When shares are represented by certificates, the certificates shall be signed by, or shall bear the facsimile signature of, the Chairman of the Board or the President, and the Secretary or an Assistant Secretary of the Association.

Section 7.2.  Transfers. The Association shall keep a set of records containing the number and class or series of shares held by its sole shareholder.

Adopted June 13, 2005
Amended December 8, 2009
Amended February 24, 2011
Amended August 22, 2013